Exhibit 99.1
W HOLDING COMPANY, INC. ANNOUNCES NASDAQ NOTICE OF INTENTION TO DELIST
PREFERRED STOCK
MAYAGUEZ, Puerto Rico, April 6, 2006 — W Holding Company, Inc. (NYSE: WHI) today announced that on April 5, 2006 the Company received notice from The Nasdaq Stock Market indicating that the Company’s Series B, C, D, E, F, G and H preferred securities are subject to potential delisting from The Nasdaq Stock Market for the Company’s inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in a timely fashion, as required under Marketplace Rule 4310(c)(14).
On March 16, 2006, the Company announced that it expects to complete its previously announced restatement and file its Annual Report on Form 10-K for the year ended December 31, 2005, within 30 days after said date.
The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. This request will stay the delisting pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing of its preferred securities.